EXHIBIT 99.2

This presentation contains certain financial information not derived in accordance with the United States generally accepted accounting principles (GAAP). These items include, but are not limited to, earnings before interest, income taxes, depreciation and amortization (EBITDA), EBITDA for real estate (EBITDAre); funds from operations (FFO); adjusted funds from operations (AFFO); interest expense, adjusted; liquidity; net debt; net operating income (NOI); and cash NOI. These measures (and the methodologies used to derive them) may not be comparable to those used by other companies. Refer to the glossary for a detailed explanation of these terms and reconciliations to the most directly comparable GAAP measure, as well as others appearing in the supplement. Management considers each item an important supplemental measure of operating and financial performance and believes they are frequently used by interested parties in the evaluation of real estate investment trusts. These measures should not be considered as alternatives, or superior measures, to net income or loss as an indicator of the company's performance and should be considered only as a supplement to net income or loss and cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP. All quarterly information presented in this supplement is unaudited and should be read in conjunction with the company’s audited consolidated financial statements (and the notes thereto) included in the Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 29, 2022. Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results and to the anticipated development properties. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the company’s expectations, and investors should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the company’s control and could materially affect the company’s results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section entitled Part I, Item 1A. “Risk Factors” of the company's 2021 Annual Report on Form 10-K. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Disclosures Forward Looking Statements Non-GAAP Measures Unaudited Financial Information Q4 2021 See the glossary for a description of the company's non-GAAP financial and operating metrics. Information About the Sale of the Data Center Properties Prior to the second quarter of 2021, the company operated through two reportable business segments— real estate investments in data centers and healthcare. During the three months ended June 30, 2021, the company's board of directors made a determination to sell the company's data center assets. On May 19, 2021, the company and certain of its wholly-owned subsidiaries entered into a purchase and sale agreement for the sale of up to 29 data center properties, which constituted the entirety of the company's data center segment. On July 22, 2021, the company completed the sale of its 29 data center properties. The company has classified the assets and liabilities in its data center segment as held for sale on the consolidated balance sheet as of December 31, 2020. As of December 31, 2021, the company had no assets or liabilities held for sale related to the data center properties. Additionally, operations of the data center properties are classified as income from discontinued operations on the consolidated statements of comprehensive income for all periods presented.

Section Page Supplemental Information as of December 31, 2021 See the glossary for a description of the company's non-GAAP financial and operating metrics. Corporate Address 1001 Water Street Suite 800 Tampa, FL 33602 Transfer Agent By Regular Mail: Computershare Alternative Investments P.O. Box 43007 Providence, RI 02940-3007 By Overnight Delivery: Computershare Alternative Investments 150 Royall Street, Suite 101 Canton, MA 02021 Contact Information Investor Support 833-404-4107 Miles Callahan, Vice President of Capital Markets and Investor Relations IR@silarealtytrust.com www.silarealtytrust.com Q4 2021 Quarterly Financial Summary .................................................... 3 Financial Statistics and Ratios .................................................... 4 Consolidated Balance Sheets ..................................................... 5 Consolidated Statements of Comprehensive Income ............... 6 FFO and AFFO ............................................................................. 7 EBITDA and EBITDAre ................................................................ 8 Net Operating Income (NOI) ...................................................... 9 Same Store NOI and Occupancy Trends .................................... 10 Debt ............................................................................................ 11 Acquisitions and Dispositions .................................................... 12 Property Map ............................................................................. 14 Diversification Statistics ............................................................. 15 Portfolio ..................................................................................... 17 Glossary ...................................................................................... 21

Q4 2021

Quarterly Financial Summary

(dollars in thousands, except share data and per share amounts)

The following tables summarize the company's quarterly financial results and portfolio metrics.

Financial Results

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Rental revenue	$ 43,606	$ 43,063	$ 43,747	$ 42,422	$ 41,902
Income (loss) from continuing operations	$ 12,077	$ (5,546)	$ (249)	$ (5,066)	$ 6,509
Income from discontinued operations	$ —	$ 377,191	$ 16,305	$ 7,948	$ 8,239
Net income attributable to common stockholders	$ 12,077	$ 371,645	$ 16,056	$ 2,882	$ 14,748
Net income attributable to common stockholders per diluted share	$ 0.05	$ 1.66	$ 0.07	$ 0.01	$ 0.07
EBITDAre	$ 33,632	$ 37,444	$ 59,841	$ 51,406	$ 52,042
FFO attributable to common stockholders	$ 29,144	$ 615	$ 46,909	$ 39,267	$ 39,178
FFO attributable to common stockholders per diluted share	$ 0.13	$ —	$ 0.21	$ 0.18	$ 0.18
AFFO attributable to common stockholders	$ 27,747	$ 27,708	$ 44,094	$ 36,143	$ 35,208
AFFO attributable to common stockholders per diluted share	$ 0.12	$ 0.12	$ 0.20	$ 0.16	$ 0.16
Weighted average shares outstanding - diluted	225,031,906	223,661,774	223,082,912	222,481,179	222,475,926

Portfolio Metrics[2]

	As of				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Number of properties[1]	125	125	154	153	153
Rentable square feet (in thousands)	5,245	5,298	8,595	8,542	8,480
Weighted average rent escalation	2.3%	2.3%	2.4%	2.4%	2.4%
Weighted average occupancy	99.5%	96.0%	93.3%	93.3%	93.0%
Weighted average remaining lease term	9.5 years	9.8 years	9.3 years	9.4 years	9.6 years

(1) Includes one development property as of December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021. Includes two development properties as of December 31, 2020.
(2) Data as of June 30, 2021, March 31, 2021 and December 31, 2020 includes data center properties that were sold on July 22, 2021.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

3 | Page

Sila realty trust

Q4 2021

Financial Statistics and Ratios[1]

(dollars in thousands, except per share amounts)

Adjusted Interest Coverage Ratio

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest expense, adjusted[6]	$ 5,766	$ 37,386	$ 13,377	$ 13,208	$ 13,886
EBITDA	33,718	425,761	50,574	40,979	52,472
Adjusted interest coverage ratio	5.8 x	11.4 x	3.8 x	3.1 x	3.8 x

Net Debt Ratios

	As of				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Principal debt outstanding	$ 500,000	$ 520,000	$ 1,404,184	$ 1,390,298	$ 1,391,422
Less: cash and cash equivalents	32,359	75,363	47,921	51,039	53,174
Net debt	467,641	444,637	1,356,263	1,339,259	1,338,248
EBITDAre annualized[2]	134,528	149,776	228,328	205,624	208,168
Net debt to EBITDAre ratio	3.5 x	3.0 x	5.9 x	6.5 x	6.4 x
Net debt	$ 467,641	$ 444,637	$ 1,356,263	$ 1,339,259	$ 1,338,248
Fair market value of real estate investments	2,316,342	2,282,706	3,550,273	3,259,303	3,256,885
Net debt leverage ratio	20.2 %	19.5 %	38.2 %	41.1 %	41.1 %

Financial Metrics

Financial Metrics	December 31, 2021
Net debt leverage ratio	20.2 %
Net debt to EBITDAre ratio	3.5 x
Adjusted interest coverage ratio	5.8 x
Liquidity[3]	$ 532,359

Other Key Metrics

Other Key Metrics	December 31, 2021
Total real estate investment	$ 2,246,921
Net asset value per share[4,5]	$ 8.20
Class A annualized distribution per share	$ 0.40
Class I annualized distribution per share	$ 0.40
Class T annualized distribution per share	$ 0.32
Class T2 annualized distribution per share	$ 0.32

(1) Data for the three months ended September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020 includes data center properties that were sold on July 22, 2021.
(2) EBITDAre is annualized based on actual quarter EBITDAre.
(3) Liquidity represents cash and cash equivalents of $32.4 million and borrowing base availability on the company's credit facility of $500.0 million as of December 31, 2021.
(4) The estimated net asset value per share was calculated as of May 31, 2021.
(5) On July 20, 2021, the company's board of directors approved an updated estimated net asset value per share, of $9.95 of the company's common stock as of May 31, 2021. The special cash distribution reduces the estimated net asset value per share by $1.75, resulting in a new estimated net asset value per share of $8.20, effective July 26, 2021.
(6) Interest expense, adjusted, for the three months ended September 30, 2021, includes one-time costs associated with the sale of the data center portfolio, inclusive of defeasance and other loan costs in the amount of $26.1 million.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

4 | Page

December 31, 2021 December 31, 2020 ASSETS Real estate: Land $ 163,992 $ 168,969 Buildings and improvements, less accumulated depreciation of $165,784 and $119,947, respectively 1,648,685 1,661,351 Construction in progress 14,628 19,232 Total real estate, net 1,827,305 1,849,552 Cash and cash equivalents 32,359 53,174 Acquired intangible assets, less accumulated amortization of $71,067 and $49,866, respectively 181,639 197,901 Goodwill 23,284 23,955 Right-of-use assets - operating leases 21,737 22,499 Right-of-use assets - finance lease 2,296 2,527 Notes receivable, net — 31,262 Other assets, net 66,365 64,669 Assets held for sale, net 22,570 959,750 Total assets $ 2,177,555 $ 3,205,289 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Notes payable, net of deferred financing costs of $0 and $682, respectively $ — $ 146,645 Credit facility, net of deferred financing costs of $3,226 and $5,900, respectively 496,774 932,100 Accounts payable and other liabilities 39,597 67,946 Acquired intangible liabilities, less accumulated amortization of $4,444 and $3,122, respectively 12,962 11,971 Operating lease liabilities 23,758 23,926 Finance lease liabilities 2,636 2,843 Liabilities held for sale, net 698 365,985 Total liabilities 576,425 1,551,416 Stockholders’ equity: Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding — — Common stock, $0.01 par value per share, 510,000,000 shares authorized; 238,226,119 and 234,957,801 shares issued, respectively; 224,179,939 and 222,045,522 shares outstanding, respectively 2,242 2,220 Additional paid-in capital 2,004,404 1,983,361 Accumulated distributions in excess of earnings (400,669) (311,264) Accumulated other comprehensive loss (4,847) (20,444) Total stockholders’ equity 1,601,130 1,653,873 Total liabilities and stockholders’ equity $ 2,177,555 $ 3,205,289 Consolidated Balance Sheets (dollars in thousands, except share data) See the glossary for a description of the company's non-GAAP financial and operating metrics. 5 Page Q4 2021

Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 Revenue: Rental revenue $ 43,606 $ 41,902 $ 172,838 $ 165,781 Expenses: Rental expenses 3,192 2,548 12,705 15,187 General and administrative expenses 6,785 6,721 26,395 16,681 Internalization Transaction expenses — — — 3,640 Asset management fees — — — 12,604 Depreciation and amortization 17,161 17,135 70,259 69,849 Impairment loss on real estate — — 27,166 — Impairment loss on goodwill — — 671 — Total expenses 27,138 26,404 137,196 117,961 Gain on real estate dispositions 89 439 89 3,142 Income from operations 16,557 15,937 35,731 50,962 Interest and other expense, net 4,480 9,428 34,515 42,025 Income from continuing operations 12,077 6,509 1,216 8,937 Income from discontinued operations — 8,239 401,444 27,839 Net income attributable to common stockholders $ 12,077 $ 14,748 $ 402,660 $ 36,776 Other comprehensive income (loss): Unrealized income (loss) on interest rate swaps, net $ 5,789 $ 3,150 $ 15,597 $ (15,740) Other comprehensive income (loss) 5,789 3,150 15,597 (15,740) Comprehensive income attributable to common stockholders $ 17,866 $ 17,898 $ 418,257 $ 21,036 Weighted average number of common shares outstanding: Basic 224,054,323 221,863,141 223,325,293 221,436,617 Diluted 225,031,906 222,475,926 224,293,339 221,622,444 Net income per common share attributable to common stockholders: Basic: Continuing operations $ 0.05 $ 0.03 $ — $ 0.04 Discontinued operations — 0.04 1.80 0.13 Net income attributable to common stockholders $ 0.05 $ 0.07 $ 1.80 $ 0.17 Diluted: Continuing operations $ 0.05 $ 0.03 $ — $ 0.04 Discontinued operations — 0.04 1.79 0.13 Net income attributable to common stockholders $ 0.05 $ 0.07 $ 1.79 $ 0.17 Consolidated Statements of Comprehensive Income (dollars in thousands, except share data and per share amounts) See the glossary for a description of the company's non-GAAP financial and operating metrics. 6 Page Q4 2021

Sila realty trust

Q4 2021

FFO and AFFO

(dollars in thousands, except share data and per share amounts)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income attributable to common stockholders	$ 12,077	$ 14,748	$ 402,660	$ 36,776
Adjustments:				
Depreciation and amortization[1]	17,156	24,869	81,999	105,476
Gain on real estate disposition from continuing operations	(89)	(439)	(89)	(3,142)
Gain on real estate dispositions from discontinued operations	—	—	(395,801)	—
Impairment loss on real estate	—	—	27,166	—
FFO attributable to common stockholders	$ 29,144	$ 39,178	$ 115,935	$ 139,110
Adjustments:				
Amortization of intangible assets and liabilities[2]	141	(613)	(1,098)	(4,680)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	186	268	860	970
Straight-line rent[3]	(3,011)	(5,015)	(15,503)	(21,161)
Internalization transaction expenses[4]	—	—	—	3,640
Amortization of discount of deferred liability	—	54	272	54
Impairment loss on goodwill[5]	—	—	671	—
Loss on debt extinguishment	—	—	28,751	—
Amortization of deferred financing costs	664	1001	3,425	3,884
Stock-based compensation	623	335	2,379	437
AFFO attributable to common stockholders	$ 27,747	$ 35,208	$ 135,692	$ 122,254
Weighted average common shares outstanding - basic	224,054,323	221,863,141	223,325,293	221,436,617
Weighted average common shares outstanding - diluted	225,031,906	222,475,926	224,293,339	221,622,444
Weighted average common shares outstanding - diluted for FFO and AFFO	225,031,906	222,475,926	224,293,339	221,622,444
Net income per common share - basic	$ 0.05	$ 0.07	$ 1.80	$ 0.17
Net income per common share - diluted	$ 0.05	$ 0.07	$ 1.79	$ 0.17
FFO per common share - basic	$ 0.13	$ 0.18	$ 0.52	$ 0.63
FFO per common share - diluted	$ 0.13	$ 0.18	$ 0.52	$ 0.63
AFFO per common share - basic	$ 0.12	$ 0.16	$ 0.61	$ 0.55
AFFO per common share - diluted	$ 0.12	$ 0.16	$ 0.60	$ 0.55

(1) During the years ended December 31, 2021 and 2020, the company wrote off in-place lease intangible assets in the amounts of approximately $1.1 million and $4.7 million, respectively, by accelerating the amortization of the acquired intangible assets.

(2) Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, AFFO provides useful supplemental information on the performance of the real estate. During the year ended December 31, 2020, the company wrote off an above-market lease intangible asset in the amount of approximately $0.3 million, by accelerating the amortization of the acquired intangible asset and one below-market lease intangible liability in the amount of approximately $2.0 million by accelerating the amortization of the acquired intangible liability.

(3) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays, if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the years ended December 31, 2021 and 2020, the company wrote off approximately $0.1 million, respectively, of straight-line rent. By adjusting for the change in straight-line rent receivable, AFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with its analysis of operating performance.

(4) Under GAAP, acquisition fees and expenses related to transactions determined to be business combinations are expensed as incurred. Internalization Transaction expenses consisted primarily of legal fees, as well as fees for other professional and financial advisors incurred in connection with the internalization transaction. The company believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of ongoing operations and aligns with its analysis of operating performance.

(5) During the year ended December 31, 2021, the company wrote off goodwill related to three reporting units in the amount of approximately $0.7 million, which was originally recognized as a part of the internalization transaction on September 30, 2020. The company believes that adjusting for such non-recurring items provides useful supplemental information because such adjustments may not be reflective of ongoing operations and aligns with its analysis of operating performance.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

7 | Page

Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 Net income attributable to common stockholders $ 12,077 $ 14,748 $ 402,660 $ 36,776 Adjustments: Interest and other expense, net2 4,480 12,849 66,354 55,651 Depreciation and amortization 17,161 24,875 82,018 105,483 EBITDA $ 33,718 $ 52,472 $ 551,032 $ 197,910 Gain on real estate disposition from continuing operations (89) (439) (89) (3,142) Gain on real estate dispositions from discontinued operations — — (395,801) — Impairment loss on real estate — — 27,166 — Cash deposits interest 3 9 15 178 EBITDAre $ 33,632 $ 52,042 $ 182,323 $ 194,946 EBITDA and EBITDAre1 (dollars in thousands) See the glossary for a description of the company's non-GAAP financial and operating metrics. 8 Page Q4 2021 (1) Data for the three months ended December 31, 2020 and year ended December 31, 2021 and 2020 includes the 29 data center properties sold on July 22, 2021. (2) Interest and other expense, net, for the year ended December 31, 2021, includes one-time costs associated with the sale of the data center portfolio, inclusive of defeasance and other loan costs in the amount of $26.1 million.

Cash Net Operating Income Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 Rental revenue $ 43,606 $ 41,902 $ 172,838 $ 165,781 Rental expenses (3,192) (2,548) (12,705) (15,187) Net operating income 40,414 39,354 160,133 150,594 Adjustments: Straight-line rent (3,011) (3,704) (12,994) (15,575) Amortization of above- and below-market leases, net 141 176 612 1,090 Reduction in the carrying amount of right-of-use assets - operating ground leases 124 124 496 497 Cash NOI $ 37,668 $ 35,950 $ 148,247 $ 136,606 Cash NOI margin 86.4% 85.8% 85.8% 82.4 % Cash NOI yield2 6.6% 6.5% 6.5% 6.1 % Net Operating Income (NOI)1 (dollars in thousands) See the glossary for a description of the company's non-GAAP financial and operating metrics. 9 Page (1) Attributable to continuing operations. (2) Calculated using annualized NOI for the three months ended December 31, 2021 and 2020, respectively, and actual NOI for the year ended December 31, 2021 and 2020, respectively, to weighted average real estate investment since inception. Q4 2021

118 Properties1 Same Store NOI and Occupancy Trends See the glossary for a description of the company's non-GAAP financial and operating metrics. 10 Page (1) Each quarter's results are based on properties owned and operated as of October 1, 2020, and excludes the 29 data center properties that were sold on July 22, 2021 and one land parcel that formerly contained a healthcare property held for sale as of December 31, 2021. Q4 2021 N et O pe ra ti ng In co m e End of Period O ccupancy $39.2 $38.9 $39.1 $39.1 $39.2 99.2% 99.5% 99.5% 99.5% 99.5% 4Q20 1Q21 2Q21 3Q21 4Q21 $0M $9M $18M $27M $36M $45M 40% 50% 60% 70% 80% 90% 100%

Sila realty trust

Q4 2021

Debt

(dollars in millions)

Unsecured Credit Facility Key Covenants[1,2]

	Required	Actual
Ratio of total indebtedness to total gross asset value	≤ 60.0%	23.8 %
Ratio of secured indebtedness to total gross asset value	≤ 40.0%	0.0 %
Ratio of adjusted EBITDA to fixed charges	≥ 1.75x	6.64x
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 2.00x	6.16x

The table above includes a summary of key financial covenants for the company's credit facility, as defined and calculated per the terms of the facility's credit agreement. These calculations, which are not based on GAAP measurements, are presented to investors to show that the company is in compliance with the covenants and are not measures of the company's liquidity or performance.

Debt Summary[1,2]

	Amount	Rate[3]	% of Total
Fixed rate debt			
Credit facility term loans, fixed through interest rate swaps	400.0	3.3 %	80.0 %
Total fixed rate debt	400.0	3.3 %	80.0 %
Variable rate debt[4]			
Credit facility term loans	100.0	1.8 %	20.0 %
Total variable rate debt	100.0	1.8 %	20.0 %
Total principal debt	$ 500.0	3.0 %	100.0 %

Debt Maturities[1,2]


$600M
$500M
$400M
$300M
$200M
$100M
$0M
$100M
$400M
2022
2023
2024
2025
2026
2027+
Credit Facility Revolver - Variable[5]
Credit Facility Term Loan - Fixed Through Swaps[6]
Credit Facility Term Loan - Variable

(1) On February 15, 2022, the company, the operating partnership and certain of its subsidiaries, entered into a new revolving credit agreement, with Truist Bank, as Administrative Agent for the lenders, for aggregate commitments available of up to $500,000,000, which may be increased, subject to lender approval, through incremental term loans and/or revolving loan commitments in an aggregate amount not to exceed $1,000,000,000. The maturity date for the new revolving credit agreement is February 15, 2026, which, at the company's election, may be extended for a period of six-months on no more than two occasions, subject to certain conditions, including the payment of an extension fee. The new revolving credit agreement was entered into to replace the company's prior $500,000,000 revolving line of credit, which had a maturity date of April 27, 2022, with the option to extend for one twelve-month period. The company did not exercise the option to extend. Upon closing of the new revolving credit agreement, the company extinguished all commitments associated with the prior revolving line of credit. Simultaneously with the new revolving credit agreement's execution, on February 15, 2022, the company, the operating partnership, and certain of its subsidiaries, entered into a new term loan agreement, with Truist Bank, as Administrative Agent for the lenders. The new term loan agreement was fully funded at closing, and is made up of aggregate commitments of $300,000,000, which may be increased, subject to lender approval, to an aggregate amount not to exceed $600,000,000. The new term loan agreement has a maturity date of December 31, 2024, and, at the company's election, may be extended for a period of six-months on no more than two occasions, subject to the satisfaction of certain conditions, including the payment of an extension fee. The new term loan agreement was entered into to replace the company's prior term loan, which was paid off in its entirety upon closing of the new revolving credit agreement and the new term loan agreement. The new revolving credit agreement and the new term loan agreement have aggregate commitments available of $800,000,000.

(2) These requirements and measurements are as of December 31, 2021 are based on the calculation methods required by the company's prior credit agreement.

(3) Weighted average interest rate as of December 31, 2021.

(4) LIBOR plus an applicable margin based on the company's debt agreements. On September 29, 2021, the company received consent for the acceleration of the applicable margin adjustment date on the credit facility, reducing the applicable margin from 2.25% to 1.75%, effective September 29, 2021. Per the language in the credit agreement, the applicable margin adjustment would not have otherwise taken place until December 1, 2021.

(5) The revolving line of credit had $0 outstanding as of December 31, 2021.

(6) Of this amount, two interest rate swaps with an aggregate notional amount of $150.0 million mature on April 27, 2023, prior to the term loan maturity of December 31, 2024.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

11 | Page

Sila realty trust
Q4 2021

Acquisitions and Dispositions

2021 Acquisitions

Date Acquired	Property	Rentable Square Feet	Market	State	Acquisition Price (in thousands)
04/19/2021	Greenwood Healthcare Facility	53,560	Indianapolis	IN	$ 25,048
12/08/2021	Clive Healthcare Facilities[1]	132,617	Des Moines	IA	46,424
Total Year-to-Date Acquisitions		186,177			$ 71,472

(1) The Clive Healthcare Facilities consists of three healthcare properties and two undeveloped land parcels.

On March 10, 2022, the company purchased one healthcare property, or the Yukon Healthcare Facility, for an aggregate purchase price of approximately $19,430,000. The Yukon Healthcare Facility is in the Yukon market of Oklahoma and is composed of approximately 45,624 rentable square feet.

2021 Dispositions

Date Disposed	Property	Rentable Square Feet	Market	State	Sale Price (in thousands)	Net Proceeds (in thousands)
10/21/2021	St. Louis Healthcare Facility	21,823	St. Louis	MO	$ 6,120	$ 5,973
12/22/2021	Grapevine Healthcare Facility	61,400	Dallas	TX	7,000	6,669
		83,223			$ 13,120	$ 12,642

On February 10, 2022, the company sold one land parcel that formerly contained a healthcare property, or the Houston Healthcare Facility II, for $24,000,000. The company's net proceeds at closing from the disposition of the Houston Healthcare Facility II were approximately $22,876,000, after transaction costs and other pro-rations, subject to additional transaction costs paid subsequent to the closing date.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

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Sila realty trust

Q4 2021

Acquisitions and Dispositions (Continued)

2021 Data Center Dispositions

On July 22, 2021, the company completed the sale of its data center portfolio, consisting of 29 data center properties composing 3.3 million rentable square feet, for an aggregate sale price of $1.32 billion, and generated net proceeds of approximately $1.30 billion.

Date Disposed	Property	Rentable Square Feet	Market	State
07/22/2021	Alpharetta Data Center	77,322	Atlanta	GA
07/22/2021	Atlanta Data Center	997,248	Atlanta	GA
07/22/2021	Andover Data Center	153,000	Boston	MA
07/22/2021	Norwalk Data Center	167,691	Bridgeport	CT
07/22/2021	Canton Data Center	29,960	Canton	OH
07/22/2021	Charlotte Data Center	52,924	Charlotte	NC
07/22/2021	Chicago Data Center	115,352	Chicago	IL
07/22/2021	Elgin Data Center	65,745	Chicago	IL
07/22/2021	Cincinnati Data Center	69,826	Cincinnati	OH
07/22/2021	Blythewood Data Center	64,637	Columbia	SC
07/22/2021	Flint Data Center	32,500	Flint	MI
07/22/2021	Houston Data Center	103,200	Houston	TX
07/22/2021	Indianapolis Data Center	43,724	Indianapolis	IN
07/22/2021	Hawthorne Data Center	288,000	Los Angeles	CA
07/22/2021	Eagan Data Center	87,402	Minneapolis	MN
07/22/2021	Minnetonka Data Center	135,240	Minneapolis	MN
07/22/2021	Franklin Data Center	71,726	Nashville	TN
07/22/2021	Somerset Data Center	36,118	New York City	NJ
07/22/2021	Oklahoma City Data Center	92,456	Oklahoma City	OK
07/22/2021	King of Prussia Data Center	50,000	Philadelphia	PA
07/22/2021	Tempe Data Center	44,244	Phoenix	AZ
07/22/2021	Tempe Data Center II	58,560	Phoenix	AZ
07/22/2021	Rancho Cordova Data Center	69,048	Sacramento	CA
07/22/2021	Rancho Cordova Data Center II	63,791	Sacramento	CA
07/22/2021	San Jose Data Center	76,410	San Jose	CA
07/22/2021	Sunnyvale Data Center	76,573	San Jose	CA
07/22/2021	Waco Data Center	43,596	Waco	TX
07/22/2021	McLean Data Center	69,329	Washington, D.C.	VA
07/22/2021	McLean Data Center II	62,002	Washington, D.C.	VA
Total Year-to-Date Dispositions		3,297,624		

See the glossary for a description of the company's non-GAAP financial and operating metrics.

13 | Page

Property Map (as of December 31, 2021) See the glossary for a description of the company's non-GAAP financial and operating metrics. 14 Page Q4 2021

Sila realty trust

Q4 2021

Real Estate Diversification

Total Statistics

	As of December 31, 2021	As of December 31, 2020
Rentable square feet	5,244,933	5,182,190
Number of properties[4]	125	124
Weighted average annualized base rent per leased square foot	$29.59	$29.02
Weighted average remaining lease term	9.5 years	10.4 years
Weighted average occupancy	99.5 %	96.3 %

Top 10 Markets[1,2]



Houston 10.2%
Dallas 8.0%
Oklahoma City 6.8%
San Antonio 5.6%
Philadelphia 4.8%
Akron 4.2%
Des Moines 3.9%
Riverside 3.3%
Austin 2.8%
Cincinnati 2.6%

Top 10 Markets[1]

	As of December 31, 2021		As of December 31, 2020	
	Rentable Square Feet	% Leased[3]	Rentable Square Feet	% Leased[3]
Houston	490,742	100.0 %	593,111	84.1 %
Dallas	312,590	100.0 %	373,990	83.3 %
Oklahoma City	433,513	100.0 %	433,513	100.0 %
San Antonio	293,782	100.0 %	293,782	96.3 %
Philadelphia	122,356	100.0 %	122,356	100.0 %
Akron	191,269	100.0 %	191,269	100.0 %
Des Moines	244,548	100.0 %	111,931	100.0 %
Riverside	73,643	100.0 %	73,643	100.0 %
Austin	125,271	100.0 %	125,271	100.0 %
Cincinnati	237,496	100.0 %	237,496	100.0 %
Total	2,525,210	100.0 %	2,556,362	93.5 %

(1) Based on annualized December 2021 base rent.
(2) Represents each market's annualized December 2021 base rent as a percentage of total market annualized December 2021 base rent.
(3) Weighted average occupancy based on rentable square feet.
(4) Includes one development property as of December 31, 2021 and two development properties as of December 31, 2020.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

15 | Page

Sila realty trust
Q4 2021

Real Estate Diversification

Lease Expirations


Annualized Base Rent
$80M
$70M
$60M
$50M
$40M
$30M
$20M
$10M
$0M
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Thereafter
Square Feet
2.5M
2.0M
1.5M
1.0M
0.5M
0.0M
Annualized Base Rent (December 2021)
Expiring Leased Square Feet

Tenant Diversification[1,2]


Post Acute Medical, LLC and affiliates 15.6%
Baylor Scott and White Health 8.0%
Board of Regents of the Univ. of Texas System 7.2%
Select Medical Holdings Corporation 6.5%
Confidential Tenant #11 6.5%
Confidential Tenant #10 6.0%
Genesis Care Pty Ltd 5.6%
Surgery Partners, Inc. 4.6%
Confidential Tenant #9 3.5%
Confidential Tenant #4 3.4%

Property Diversification[1]


Medical Office Building
Inpatient Rehabilitation Facility
Acute Care Hospital
Long-Term Acute Care Hospital
Other
36.7%
23.8%
26.2%
11.8%
1.5%

Tenant Credit Concentrations[4,5]


Investment Grade Rated Tenant/ Guarantor
Non-Investment Grade Rated Tenant/Guarantor
Non-Rated Tenant/Guarantor
Non-Rated Tenant/Guarantor affiliated with Investment Grade Rated Partner
14.8%
6.2%
55.8%
23.2%

Single/Multi-Tenant Breakdown


Number of Properties[3]
89.6%
10.4%
Annualized Base Rent (December 2021)
91.0%
9.0%
Single Tenant
Multi-Tenant

(1) Based on annualized December 2021 base rent.
(2) Includes tenants under common control.
(3) Includes development property.
(4) Based on rental revenue for the year ended December 31, 2021.
(5) All credit ratings are from major credit rating agencies. Parent credit rating is used where tenant is not rated.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

16 | Page

Sila realty trust
Q4 2021

Portfolio

Market	Property Name	State	Rentable Square Feet	Date Acquired	Occupancy	Property Subtype
Akron	Akron Healthcare Facility	OH	98,705	10/4/2019	100.0 %	Medical Office Building
Akron	Akron Healthcare Facility II	OH	38,564	10/4/2019	100.0 %	Medical Office Building
Akron	Akron Healthcare Facility III	OH	54,000	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Alexandria	Alexandria Healthcare Facility	LA	15,600	10/4/2019	100.0 %	Medical Office Building
Appleton	Appleton Healthcare Facility	WI	7,552	10/4/2019	100.0 %	Medical Office Building
Augusta	Augusta Healthcare Facility	ME	51,000	7/22/2015	100.0 %	Medical Office Building
Augusta	Oakland Healthcare Facility	ME	20,000	7/22/2015	100.0 %	Medical Office Building
Austin	Austin Healthcare Facility	TX	66,095	3/31/2017	100.0 %	Inpatient Rehabilitation Facility
Austin	Austin Healthcare Facility II	TX	18,275	10/4/2019	100.0 %	Medical Office Building
Austin	Luling Healthcare Facility	TX	40,901	7/30/2015	100.0 %	Long-Term Acute Care Hospital
Beaumont	Beaumont Healthcare Facility	TX	61,000	3/31/2017	100.0 %	Inpatient Rehabilitation Facility
Boston	Stoughton Healthcare Facility	MA	180,744	12/23/2014	100.0 %	Long-Term Acute Care Hospital
Bremerton	Silverdale Healthcare Facility	WA	25,892	8/25/2017	100.0 %	Medical Office Building
Bremerton	Silverdale Healthcare Facility II	WA	19,184	9/20/2017	100.0 %	Medical Office Building
Brownsville	Harlingen Healthcare Facility	TX	38,111	10/4/2019	100.0 %	Medical Office Building
Chicago	Aurora Healthcare Facility	IL	24,722	3/30/2017	100.0 %	Medical Office Building
Cincinnati	Cincinnati Healthcare Facility	OH	14,868	10/29/2014	100.0 %	Medical Office Building
Cincinnati	Cincinnati Healthcare Facility II	OH	139,428	7/22/2015	100.0 %	Medical Office Building
Cincinnati	Cincinnati Healthcare Facility III	OH	41,600	7/22/2015	100.0 %	Medical Office Building
Cincinnati	Florence Healthcare Facility	KY	41,600	7/22/2015	100.0 %	Medical Office Building
Corpus Christi	Corpus Christi Healthcare Facility	TX	25,102	12/22/2016	100.0 %	Medical Office Building
Dallas	Allen Healthcare Facility	TX	42,627	3/31/2017	100.0 %	Inpatient Rehabilitation Facility
Dallas	Carrollton Healthcare Facility	TX	21,990	4/27/2018	100.0 %	Medical Office Building
Dallas	Dallas Healthcare Facility	TX	62,390	10/4/2019	100.0 %	Acute Care Hospital
Dallas	Fort Worth Healthcare Facility	TX	83,464	12/31/2014	100.0 %	Acute Care Hospital
Dallas	Fort Worth Healthcare Facility II	TX	8,268	12/31/2014	100.0 %	Medical Office Building
Dallas	Fort Worth Healthcare Facility III	TX	36,800	12/23/2015	100.0 %	Medical Office Building
Dallas	Frisco Healthcare Facility	TX	57,051	10/4/2019	100.0 %	Inpatient Rehabilitation Facility
Denver	Denver Healthcare Facility	CO	131,210	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Des Moines	Clive Healthcare Facility	IA	58,156	11/26/2018	100.0 %	Medical Office Building
Des Moines	Clive Healthcare Facility II	IA	63,224	12/8/2021	100.0 %	Medical Office Building
Des Moines	Clive Healthcare Facility III	IA	33,974	12/8/2021	100.0 %	Medical Office Building
Des Moines	Clive Healthcare Facility IV	IA	35,419	12/8/2021	100.0 %	Medical Office Building
Des Moines	Clive Undeveloped Land	IA	—	12/8/2021	— %	Undeveloped Land
Des Moines	Clive Undeveloped Land II	IA	—	12/8/2021	— %	Undeveloped Land
Des Moines	Grimes Healthcare Facility	IA	14,669	2/19/2020	100.0 %	Medical Office Building
Des Moines	Indianola Healthcare Facility	IA	18,116	9/26/2018	100.0 %	Medical Office Building
Des Moines	Indianola Healthcare Facility II	IA	20,990	9/26/2018	100.0 %	Medical Office Building
Destin	Crestview Healthcare Facility	FL	5,685	10/4/2019	100.0 %	Medical Office Building
Destin	Fort Walton Beach Healthcare Facility	FL	9,017	10/4/2019	100.0 %	Medical Office Building

See the glossary for a description of the company's non-GAAP financial and operating metrics.

17 | Page

Sila realty trust

Q4 2021

Portfolio (Continued)

Market	Property Name	State	Rentable Square Feet	Date Acquired	Occupancy	Property Subtype
Destin	Santa Rosa Beach Healthcare Facility	FL	5,000	10/4/2019	100.0 %	Medical Office Building
Elkhart	Goshen Healthcare Facility	IN	15,462	10/4/2019	100.0 %	Medical Office Building
Fayetteville	Fayetteville Healthcare Facility	AR	55,740	10/4/2019	100.0 %	Acute Care Hospital
Fort Myers	Bonita Springs Healthcare Facility	FL	9,800	10/4/2019	100.0 %	Medical Office Building
Fort Myers	Fort Myers Healthcare Facility	FL	32,148	10/4/2019	100.0 %	Medical Office Building
Fort Myers	Fort Myers Healthcare Facility II	FL	47,089	10/4/2019	100.0 %	Medical Office Building
Fort Myers	Lehigh Acres Healthcare Facility	FL	5,746	10/4/2019	100.0 %	Medical Office Building
Grand Rapids	Grand Rapids Healthcare Facility	MI	107,781	12/7/2016	76.1 %	Medical Office Building
Green Bay	Bellevue Healthcare Facility	WI	5,838	10/4/2019	100.0 %	Medical Office Building
Green Bay	De Pere Healthcare Facility	WI	7,100	10/4/2019	100.0 %	Medical Office Building
Green Bay	Howard Healthcare Facility	WI	7,552	10/4/2019	100.0 %	Medical Office Building
Green Bay	Manitowoc Healthcare Facility	WI	7,987	10/4/2019	100.0 %	Medical Office Building
Green Bay	Manitowoc Healthcare Facility II	WI	36,090	10/4/2019	100.0 %	Medical Office Building
Green Bay	Marinette Healthcare Facility	WI	4,178	10/4/2019	100.0 %	Medical Office Building
Green Bay	Sturgeon Bay Healthcare Facility	WI	3,100	10/4/2019	100.0 %	Medical Office Building
Hammond	Hammond Healthcare Facility	LA	63,000	10/4/2019	100.0 %	Acute Care Hospital
Hammond	Hammond Healthcare Facility II	LA	23,835	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Houston	Houston Healthcare Facility	TX	13,645	7/31/2014	100.0 %	Medical Office Building
Houston	Houston Healthcare Facility II[1]	TX	—	6/30/2015	— %	
Houston	Houston Healthcare Facility III	TX	16,217	10/4/2019	100.0 %	Medical Office Building
Houston	Katy Healthcare Facility	TX	34,296	6/8/2018	100.0 %	Other
Houston	Webster Healthcare Facility	TX	53,514	6/5/2015	100.0 %	Inpatient Rehabilitation Facility
Houston	Webster Healthcare Facility II	TX	373,070	10/4/2019	100.0 %	Acute Care Hospital
Indianapolis	Greenwood Healthcare Facility	IN	53,560	4/19/2021	100.0 %	Inpatient Rehabilitation Facility
Jacksonville	Jacksonville Healthcare Facility	FL	13,082	10/4/2019	100.0 %	Medical Office Building
Kansas City	Overland Park Healthcare Facility	KS	54,568	2/17/2015	100.0 %	Inpatient Rehabilitation Facility
Lafayette	Lafayette Healthcare Facility	LA	73,824	10/4/2019	100.0 %	Acute Care Hospital
Lakeland	Winter Haven Healthcare Facility	FL	7,560	1/27/2015	100.0 %	Medical Office Building
Laredo	Laredo Healthcare Facility	TX	61,677	9/19/2019	100.0 %	Medical Office Building
Laredo	Laredo Healthcare Facility II	TX	118,132	9/19/2019	100.0 %	Medical Office Building
Las Vegas	Henderson Healthcare Facility	NV	6,685	10/4/2019	100.0 %	Medical Office Building
Las Vegas	Las Vegas Healthcare Facility	NV	56,220	6/24/2016	100.0 %	Inpatient Rehabilitation Facility
Las Vegas	Las Vegas Healthcare Facility II	NV	6,963	10/4/2019	100.0 %	Medical Office Building
Lexington	Frankfort Healthcare Facility	KY	4,000	10/4/2019	100.0 %	Medical Office Building
Little Rock	Benton Healthcare Facility	AR	104,419	10/17/2018	100.0 %	Medical Office Building
Little Rock	Benton Healthcare Facility II	AR	11,350	10/17/2018	100.0 %	Medical Office Building
Little Rock	Bryant Healthcare Facility	AR	23,450	10/17/2018	100.0 %	Medical Office Building

See the glossary for a description of the company's non-GAAP financial and operating metrics.

18 | Page

Sila realty trust
Q4 2021

Portfolio (Continued)

Market	Property Name	State	Rentable Square Feet	Date Acquired	Occupancy	Property Subtype
Little Rock	Bryant Healthcare Facility II	AR	16,425	8/16/2019	100.0 %	Medical Office Building
Little Rock	Hot Springs Healthcare Facility	AR	8,573	10/17/2018	100.0 %	Medical Office Building
Los Angeles	El Segundo Healthcare Facility	CA	12,163	10/4/2019	100.0 %	Medical Office Building
Lubbock	Lubbock Healthcare Facility	TX	102,143	10/4/2019	100.0 %	Acute Care Hospital
Martinsburg	Fairlea Healthcare Facility	WV	5,200	10/4/2019	100.0 %	Medical Office Building
New Orleans	Covington Healthcare Facility	LA	43,250	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Oklahoma City	Edmond Healthcare Facility	OK	17,700	1/20/2016	100.0 %	Medical Office Building
Oklahoma City	Newcastle Healthcare Facility	OK	7,424	2/3/2016	100.0 %	Medical Office Building
Oklahoma City	Oklahoma City Healthcare Facility	OK	94,076	12/29/2015	100.0 %	Acute Care Hospital
Oklahoma City	Oklahoma City Healthcare Facility II	OK	41,394	12/29/2015	100.0 %	Medical Office Building
Oklahoma City	Oklahoma City Healthcare Facility III	OK	5,000	1/27/2016	100.0 %	Medical Office Building
Oklahoma City	Oklahoma City Healthcare Facility IV	OK	8,762	1/27/2016	100.0 %	Medical Office Building
Oklahoma City	Oklahoma City Healthcare Facility V	OK	43,676	2/11/2016	100.0 %	Medical Office Building
Oklahoma City	Oklahoma City Healthcare Facility VI	OK	14,676	3/7/2016	100.0 %	Medical Office Building
Oklahoma City	Oklahoma City Healthcare Facility VII	OK	102,978	6/22/2016	100.0 %	Acute Care Hospital
Oklahoma City	Oklahoma City Healthcare Facility VIII	OK	62,857	6/30/2016	100.0 %	Acute Care Hospital
Oklahoma City	Oklahoma City Healthcare Facility IX	OK	34,970	10/4/2019	100.0 %	Medical Office Building
Omaha	Omaha Healthcare Facility	NE	40,402	10/14/2015	100.0 %	Other
Oshkosh	Oshkosh Healthcare Facility	WI	8,717	10/4/2019	100.0 %	Medical Office Building
Philadelphia	Marlton Healthcare Facility	NJ	89,139	11/1/2016	100.0 %	Inpatient Rehabilitation Facility
Philadelphia	Wyomissing Healthcare Facility	PA	33,217	7/24/2015	100.0 %	Acute Care Hospital
Pittsburgh	Clarion Healthcare Facility	PA	33,000	6/1/2015	100.0 %	Medical Office Building
Poplar Bluff	Poplar Bluff Healthcare Facility	MO	71,519	9/19/2019	100.0 %	Medical Office Building
Providence	New Bedford Healthcare Facility	MA	70,657	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Providence	North Smithfield Healthcare Facility	RI	92,944	10/4/2019	100.0 %	Inpatient Rehabilitation Facility
Riverside	Palm Desert Healthcare Facility	CA	6,963	10/4/2019	100.0 %	Medical Office Building
Riverside	Rancho Mirage Healthcare Facility	CA	47,008	3/1/2016	100.0 %	Inpatient Rehabilitation Facility
Riverside	Rancho Mirage Healthcare Facility II	CA	7,432	10/4/2019	100.0 %	Medical Office Building
Riverside	Yucca Valley Healthcare Facility	CA	12,240	10/4/2019	100.0 %	Medical Office Building
Saginaw	Saginaw Healthcare Facility	MI	87,843	12/21/2017	100.0 %	Medical Office Building
San Antonio	New Braunfels Healthcare Facility	TX	27,971	10/4/2019	100.0 %	Long-Term Acute Care Hospital
San Antonio	San Antonio Healthcare Facility	TX	44,746	6/29/2017	100.0 %	Inpatient Rehabilitation Facility
San Antonio	San Antonio Healthcare Facility III	TX	50,000	10/4/2019	100.0 %	Inpatient Rehabilitation Facility
San Antonio	San Antonio Healthcare Facility IV	TX	113,136	10/4/2019	100.0 %	Inpatient Rehabilitation Facility
San Antonio	San Antonio Healthcare Facility V	TX	57,929	10/4/2019	100.0 %	Medical Office Building
Sarasota	Lakewood Ranch Healthcare Facility	FL	10,919	10/4/2019	100.0 %	Medical Office Building

See the glossary for a description of the company's non-GAAP financial and operating metrics.

19 | Page

Sila realty trust
Q4 2021

Portfolio (Continued)

Market	Property Name	State	Rentable Square Feet	Date Acquired	Occupancy	Property Subtype
Savannah	Savannah Healthcare Facility	GA	48,184	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Scranton	Wilkes-Barre Healthcare Facility	PA	15,996	10/4/2019	100.0 %	Medical Office Building
Sherman	Sherman Healthcare Facility	TX	57,576	11/20/2015	100.0 %	Acute Care Hospital
Sherman	Sherman Healthcare Facility II	TX	8,055	11/20/2015	100.0 %	Medical Office Building
St. Louis	Bridgeton Healthcare Facility	MO	66,914	10/4/2019	100.0 %	Inpatient Rehabilitation Facility
Tampa	Tampa Healthcare Facility	FL	33,822	9/8/2020	100.0 %	Medical Office Building
Tucson	Tucson Healthcare Facility	AZ	34,009	9/19/2019	100.0 %	Medical Office Building
Tucson	Tucson Healthcare Facility II	AZ	60,913	12/26/2019	100.0 %	Inpatient Rehabilitation Facility
Tucson	Tucson Healthcare Facility III	AZ	20,000	12/27/2019	100.0 %	Medical Office Building
Tucson	Tucson Healthcare Facility IV[2]	AZ	—	12/22/2020	— %	Medical Office Building
Valdosta	Valdosta Healthcare Facility	GA	24,750	11/28/2018	100.0 %	Medical Office Building
Valdosta	Valdosta Healthcare Facility II	GA	12,745	11/28/2018	100.0 %	Medical Office Building
Victoria	Victoria Healthcare Facility	TX	34,297	10/4/2019	100.0 %	Inpatient Rehabilitation Facility
Victoria	Victoria Healthcare Facility II	TX	28,752	10/4/2019	100.0 %	Long-Term Acute Care Hospital
Winston	Winston-Salem Healthcare Facility	NC	22,200	12/17/2014	100.0 %	Medical Office Building

(1) On August 30, 2021, the company entered into a purchase and sale agreement for the sale of the Houston Healthcare Facility II, which was vacant. The purchase and sale agreement contained a requirement that the structures on the Houston Healthcare Facility II be demolished prior to the sale. The structures on the Houston Healthcare Facility II were demolished and the Houston Healthcare Facility II consisted solely of land as of December 31, 2021. On February 10, 2022, the company sold one land parcel that contained the Houston Healthcare Facility II for $24,000,000. The company's net proceeds at closing from the disposition of the Houston Healthcare Facility II were approximately $22,876,000, after transaction costs and other pro-rations, subject to additional transaction costs paid subsequent to the closing date.

(2) Tucson Healthcare Facility IV was a development property as of December 31, 2021. The company placed the Tucson Healthcare Facility IV into service on February 8, 2022 and it is approximately 44,700 rentable square feet. The Tucson Healthcare Facility IV is currently 86% leased and will be 89% leased after an additional lease commences in May 2022.

See the glossary for a description of the company's non-GAAP financial and operating metrics.

20 | Page

Sila realty trust

Q4 2021

Glossary

Annualized Base Rent

is the sum of each tenant's base rent in the last month of the period multiplied by twelve, unless otherwise specified.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

are non-GAAP, supplemental performance measures defined as net income or loss, computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization. EBITDAre also includes adjustments for impairment write-downs on real estate and gains or losses from the disposition of properties. EBITDA and EBITDAre are definitions promulgated by the National Association of Real Estate Investment Trusts (NAREIT). Each of these metrics are important indicators of the company's operating performance.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to EBITDA and EBITDAre for the following quarterly periods (amounts in thousands):

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income attributable to common stockholders	$ 12,077	$ 371,645	$ 16,056	$ 2,882	$ 14,748
Adjustments:					
Interest and other expense, net[1]	4,480	36,822	12,922	12,130	12,849
Depreciation and amortization	17,161	17,294	21,596	25,967	24,875
EBITDA[2]	$ 33,718	$ 425,761	$ 50,574	$ 40,979	$ 52,472
Gain on real estate disposition from continuing operations	(89)	—	—	—	(439)
(Gain) loss on real estate dispositions from discontinued operations[3]	—	(398,560)	2,759	—	—
Impairment loss on real estate	—	10,241	6,502	10,423	—
Cash deposits interest	3	2	6	4	9
EBITDAre[2]	$ 33,632	$ 37,444	$ 59,841	$ 51,406	$ 52,042

(1) Interest and other expense, net, for the three months ended September 30, 2021, includes one-time costs associated with the sale of the data center portfolio, inclusive of defeasance and other loan costs in the amount of $26.1 million.
(2) Data for the three months ended September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020 includes the 29 data center properties sold on July 22, 2021.
(3) Represents gain on real estate dispositions related to the 29 data center properties sold on July 22, 2021. The company recognized a loss of $2.8 million in transaction costs during the three months ended June 30, 2021, resulting in the total gain being higher during the three months ended September 30, 2021.

Fair Market Value of Real Estate Investments

is determined as fair market value of real estate-related investments based on the NAV (as defined below) calculated as of May 31, 2021, plus total aggregate cost of real estate investments acquired after that date and capital expenditures incurred on development properties not included in the then current NAV.

21 | Page

Sila realty trust

Q4 2021

Glossary

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the company does, making comparisons less meaningful. In addition to FFO, the company uses AFFO as a supplemental financial performance measure because the company believes it provides to stakeholders a more complete understanding of the company's sustainable performance. AFFO is a metric used by management to evaluate the company's dividend policy. The company calculates AFFO, a non-GAAP measure, by further adjusting FFO for the following items included in the determination of GAAP net income: amortization of above- and below-market leases, along with the net of right-of-use assets- operating leases and right-of-use assets- finance lease, resulting from above-and below-market leases, straight-line rent, acquisition expenses in connection with business combination transactions, discount amortization related to the deferred liability in connection with the internalization transaction, impairment loss on goodwill, (gain) loss on extinguishment of debt, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the company's AFFO may not be comparable to other REITs.

FFO and AFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and AFFO for the following quarterly periods (amounts in thousands):

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income attributable to common stockholders	$ 12,077	$ 371,645	$ 16,056	$ 2,882	$ 14,748
Adjustments:					
Depreciation and amortization[1]	17,156	17,289	21,592	25,962	24,869
Gain on real estate disposition from continuing operations	(89)	—	—	—	(439)
(Gain) loss on real estate dispositions from discontinued operations[2]	—	(398,560)	2,759	—	—
Impairment loss on real estate	—	10,241	6,502	10,423	—
FFO attributable to common stockholders	$ 29,144	$ 615	$ 46,909	$ 39,267	$ 39,178
Adjustments:					
Amortization of intangible assets and liabilities	141	13	(639)	(613)	(613)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	186	189	216	269	268
Straight-line rent[3]	(3,011)	(3,414)	(4,452)	(4,626)	(5,015)
Amortization of discount of deferred liability	—	163	55	54	54
Impairment loss on goodwill[4]	—	—	431	240	—
Loss on extinguishment of debt	—	28,751	—	—	—
Amortization of deferred financing costs	664	754	1,011	996	1,001
Stock-based compensation	623	637	563	556	335
AFFO attributable to common stockholders	$ 27,747	$ 27,708	$ 44,094	$ 36,143	$ 35,208

(1) During the three months ended March 31, 2021, the company wrote off in-place lease intangible assets in the amount of approximately $1.1 million by accelerating the amortization of the acquired intangible assets.

(2) Represents gain on real estate dispositions related to the 29 data center properties sold on July 22, 2021. The company recognized a loss of $2.8 million in transaction costs during the three months ended June 30, 2021, resulting in the total gain being higher during the three months ended September 30, 2021.

(3) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the three months ended March 31, 2021, the company wrote off approximately $0.1 million of straight-line rent. By adjusting for the change in straight-line rent receivable, AFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with its analysis of operating performance.

(4) During the three months ended September 30, 2021, the company wrote off goodwill related to two reporting units in the amount of approximately $0.4 million. During the three months ended March 31, 2021, the company wrote off goodwill related to one reporting unit in the amount of approximately $0.2 million. The goodwill was originally recognized as a part of the internalization transaction on September 30, 2020. The company believes that adjusting for such non-recurring items provides useful supplemental information because such adjustments may not be reflective of ongoing operations and aligns with its analysis of operating performance.

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Sila realty trust

Q4 2021

Glossary

Interest Expense, Adjusted

is a non-GAAP measure that represents interest and other expense, net, adjusted for cash deposits interest, other income, notes receivable interest income and amortization of origination fee. This metric provides useful information to investors because it is used for the calculation of adjusted interest coverage ratio.

The following is a reconciliation of interest and other expense, net, which is the most directly comparable GAAP financial measure, to interest expense, adjusted for the following quarterly periods (amounts in thousands):

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest and other expense, net[1]	$ 4,480	$ 36,822	$ 12,922	$ 12,130	$ 12,849
Cash deposits interest	3	2	6	4	9
Other income	1,233	731	—	652	597
Notes receivable interest income	50	87	519	490	501
Amortization of origination fee	—	(256)	(70)	(68)	(70)
Interest expense, adjusted[2]	$ 5,766	$ 37,386	$ 13,377	$ 13,208	$ 13,886

(1) Interest and other expense, net, for the three months ended September 30, 2021, includes one-time costs associated with the sale of the data center portfolio, inclusive of defeasance and other loan costs in the amount of $26.1 million.

(2) Data for the three months ended September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020 includes the 29 data center properties sold on July 22, 2021.

Liquidity

is a non-GAAP financial metric that represents the outstanding cash and cash equivalents combined with the remaining borrowing base availability on the company's credit facility at the end of the period. This metric provides useful information to investors and management when examining the company's financing and investing decisions.

Net Asset Value (NAV)

is determined by the board of directors, at the recommendation of the company's audit committee, and based on the estimated value of the company's assets, less the estimated value of the company's liabilities, divided by the approximate number of shares outstanding on a fully diluted basis. This valuation is performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April 2013, in addition to guidance from the SEC.

Net Debt

is defined as principal debt outstanding less cash and cash equivalents. Net Debt provides useful information to investors and management by calculating and monitoring the company's leverage ratio.

The following is a reconciliation of total debt, net, which is the most directly comparable GAAP financial measure to net debt, for the following quarterly periods (amounts in thousands):

	As of				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Notes payable, net	$ —	$ —	$ 449,780	$ 450,719	$ 451,617
Credit facility, net	496,774	516,506	947,979	932,546	932,100
Total debt, net	496,774	516,506	1,397,759	1,383,265	1,383,717
Deferred financing costs, net	3,226	3,494	6,425	7,033	7,705
Principal debt outstanding	500,000	520,000	1,404,184	1,390,298	1,391,422
Less: cash and cash equivalents	32,359	75,363	47,921	51,039	53,174
Net debt[1]	$ 467,641	$ 444,637	$ 1,356,263	$ 1,339,259	$ 1,338,248

(1) Data for the three months ended June 30, 2021, March 31, 2021 and December 31, 2020 includes the 29 data center properties sold on July 22, 2021.

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Sila realty trust

Q4 2021

Glossary

Net Operating Income (NOI) and Cash NOI

are non-GAAP financial measures. NOI is defined as rental revenue, less rental expenses on an accrual basis, excluding general and administrative expenses, internalization transaction expenses, asset management fees, depreciation and amortization, impairment loss on real estate, impairment loss on goodwill, gain on real estate dispositions from continuing operations, interest and other expense, net and income from discontinued operations. Cash NOI is calculated to exclude the impact of certain GAAP adjustments to rental revenue, such as straight-line rent, amortization of above-market intangible lease assets and below-market lease intangible liabilities and the reduction in the carrying amount of right-of-use assets - operating ground leases, and is used to evaluate the cash-based performance of the company's real estate portfolio. The company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. The company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio. As an indicator of financial performance, neither metric should be considered as an alternative to net income, determined in accordance with GAAP. The company believes that in order to facilitate a clear understanding of the consolidated historical operating results, both metrics should be examined in conjunction with net income as presented in the consolidated financial statements included on the company's Annual Report on Form 10-K filed with the SEC on March 29, 2022.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to Total NOI and Cash NOI, for the following periods (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
Rental revenue	$ 43,606	$ 41,902	$ 172,838	$ 165,781
Rental expense	(3,192)	(2,548)	(12,705)	(15,187)
Total NOI	40,414	39,354	160,133	150,594
Straight-line rent	(3,011)	(3,704)	(12,994)	(15,575)
Amortization of above- and below-market leases, net	141	176	612	1,090
Reduction in the carrying amount of right-of-use assets - operating ground leases	124	124	496	497
Cash NOI	37,668	35,950	148,247	136,606
General and administrative expenses	(6,785)	(6,721)	(26,395)	(16,681)
Internalization transaction expenses	—	—	—	(3,640)
Asset management fees	—	—	—	(12,604)
Depreciation and amortization	(17,161)	(17,135)	(70,259)	(69,849)
Impairment loss on real estate	—	—	(27,166)	—
Impairment loss on goodwill	—	—	(671)	—
Gain on real estate disposition from continuing operations	89	439	89	3,142
Interest and other expense, net[1]	(4,480)	(9,428)	(34,515)	(42,025)
Straight-line rent	3,011	3,704	12,994	15,575
Amortization of above- and below-market leases, net	(141)	(176)	(612)	(1,090)
Reduction in the carrying amount of right-of-use assets - operating ground leases	(124)	(124)	(496)	(497)
Income from discontinued operations	—	8,239	401,444	27,839
Net income attributable to common stockholders	$ 12,077	$ 14,748	$ 402,660	$ 36,776

(1) Interest and other expense, net, for the year ended December 31, 2021, includes a loss on debt extinguishment in the amount of $5.0 million, due to the payoff of all the company's healthcare notes payable and a term loan of the credit facility on July 22, 2021.

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Sila realty trust
Q4 2021

Glossary

Occupancy

is a weighted average calculation of the portfolio's occupancy based on rentable square feet.

Remaining Lease Term

is a weighted average calculation of the portfolio's remaining lease term based on leased square feet.

Rent Escalation

is a weighted average calculation of the portfolio's rent escalations based on leased square feet.

Same Store Properties

are operating properties that were owned and operated for the entirety of all calendar periods being compared and exclude properties under development, one land parcel that formerly contained a healthcare property classified as held for sale and properties classified as discontinued operations. To evaluate properties on a comparable basis, management analyzes metrics of same store properties in order to assess the core operations of the portfolio. By evaluating the net operating income of the same store properties, management is able to monitor the operations of the company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions and dispositions on net income.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to same store NOI for the following quarterly periods (amounts in thousands):

	Three Months Ended				
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Same store rental revenue	$ 41,731	$ 41,807	$ 41,634	$ 41,468	$ 41,337
Same store rental expense	(2,549)	(2,707)	(2,525)	(2,519)	(2,172)
Same store NOI	39,182	39,100	39,109	38,949	39,165
Non-same store rental revenue	1,875	1,256	2,113	954	565
Non-same store rental expense	(643)	(317)	(750)	(695)	(376)
General and administrative expenses	(6,785)	(6,348)	(6,639)	(6,623)	(6,721)
Depreciation and amortization	(17,161)	(17,259)	(17,615)	(18,224)	(17,135)
Impairment loss on real estate	—	(10,241)	(6,502)	(10,423)	—
Impairment loss on goodwill	—	—	(431)	(240)	—
Gain on real estate disposition	89	—	—	—	439
Interest and other expense, net	(4,480)	(11,737)	(9,534)	(8,764)	(9,428)
Income from discontinued operations	—	377,191	16,305	7,948	8,239
Net income attributable to common stockholders	$ 12,077	$ 371,645	$ 16,056	$ 2,882	$ 14,748

Total Real Estate Investment

is based on aggregate contract purchase price of real estate properties acquired, including acquisition costs and additional capital expenditures incurred since inception, adjusted for cost basis property dispositions over such period.

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